SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: July 22, 2004
(Date of earliest event reported)

MARINEMAX, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-14173

DELAWARE	59-3496957
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

18167 U.S. 19 NORTH, SUITE 300
Clearwater, Florida	33764
(Address of principal executive offices)	(ZIP Code)

(727) 531-1700
(Registrant’s telephone number, including area code)

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 Press Release of MarineMax, Inc. dated July 22, 2004, reporting the financial results of its third quarter of fiscal 2004.

ITEM 9.	REGULATION FD DISCLOSURE

As previously announced, based on current business conditions, retail trends and other factors, MarineMax, Inc. is raising its previously announced fiscal 2004 guidance from a range of $1.48 to $1.53 to a range of $1.58 to $1.60 per diluted share and establishes guidance for fiscal 2005 earnings per share in the range of $1.75 to $1.80.

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 22, 2004, MarineMax, Inc. reported the financial results of its third quarter of fiscal 2004. A copy of MarineMax, Inc. press release is attached hereto as Exhibit 99.1

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2004

MARINEMAX, INC.

	By:	/s/ Michael H. McLamb

Michael H. McLamb
Executive Vice President,
Chief Financial Officer and Secretary